UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2025

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501 Colorado Springs, Colorado	80920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 895-5483

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2025, Notes Live Real Estate, LLC (“NLRE”), a wholly owned subsidiary of Venu Holding Corporation (the “Company”), effected a sale-leaseback transaction involving an approximately 5.5-acre parcel of property that is used as the site of the primary parking structure for the Company’s Ford Amphitheater (the “Property”) by entering into a Real Estate Purchase and Sale Agreement (the “Purchase Agreement”) with Belmont Manor Apartments, LLC (the “Purchaser”). The Purchaser is wholly owned by a significant shareholder of the Company. Under the Purchase Agreement, NLRE agreed to sell the Property to the Purchaser for a purchase price of $14,000,000 (the “Purchase Price”). The Purchase Price was delivered by the Purchaser to NLRE through a combination of $7,600,000 in cash along with shares of the Company’s common stock valued at $6,400,000 that were held by the Purchaser (or an affiliate thereof), which the Company intends to retire into treasury. The closing of the sale of the Property occurred on November 5, 2025 (the “Closing Date”).

As a closing obligation of the Purchase Agreement, the Parties also entered into a Ground Lease pursuant to which the Purchaser, as landlord, will lease the Property back to NLRE to allow for the continued use of the Property for parking. Annual base rent is initially $1,050,000 and due in monthly installments, with the annual base rent subject to an annual escalator starting on the first anniversary of the lease. The Purchase Agreement contains a repurchase option pursuant to which NLRE will have the option to purchase the Property from the Purchaser for a fixed price at any time during the three-year period following the Closing Date. In addition to the terms described above, the Purchase Agreement contains other customary terms and conditions, including provisions related to the sale and acquisition of the Property on an “as is” and “where is” basis, the allocation of closing costs, tax prorations, casualty and condemnation of the Property, events of default, and customary representations and warranties.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Real Estate Purchase and Sale Agreement dated November 4, 2025, between Notes Live Real Estate, LLC, and Belmont Manor Apartments, LLC

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: November 10, 2025	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman